Exhibit 10.16

Medalist Diversified REIT, Inc.

1051 E. Cary Street, Suite 601

Richmond, VA 23226

November 30, 2022

Brent Winn

Gunston Consulting, LLC

1051 E. Cary Street, Suite 601

Richmond, VA 23219

Re:Consulting Agreement Dated March 1, 2020

Dear Brent:

Pursuant to the terms of the consulting agreement (the “Agreement”) dated March 1, 2020 between Medalist Diversified REIT, Inc. (“REIT” or the “Company”) and Gunston Consulting, LLC (“Consultant”), the Company hereby authorizes the Consultant to retain the services of Colin Elliott as Vice President of the Company, effective on December 1, 2022.  The Company further authorizes the Consultant to incur the following general costs related to the employment of the Vice President and will provide reimbursement on a monthly and annual basis (as applicable) for such costs, as set forth below.  Any partial months will be pro rated as appropriate.  Payment will be made on or around the 15th of each month.

Monthly

Salary ($150,000 annually)$12,500

Health insurance1,138

Employer payroll taxes957

401(k) match375

Life insurance, AD&D and STD71

Payroll processing fee        56

In addition to the monthly costs described above, which are subject to change from time to time, the Company will reimburse the Consultant for any other costs incurred in connection with the Senior Accountant and the position’s benefits, including, but not limited to, an annual bonus, that will be determined in conjunction with the Company, 401(k) plan administration fees and any required bonds, costs related to the establishment and maintenance of a section 125 health insurance plan and any safe harbor contributions required by the 401(k) retirement plan.  All such annual or non-recurring costs will be passed through to the Company without markup and will be submitted for payment on a detailed invoice with supporting documentation.  Notwithstanding the foregoing, any additional expenses not addressed in this letter shall be approved in writing by the Company prior to any reimbursement by the Company.

Very truly yours,

/s/ Thomas E. Messier

Thomas E. Messier